UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 13, 2019

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	RLGT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Radiant Logistics, Inc. (the “Company,” “we” or “us”) held on November 13, 2019, the holders of our outstanding common stock took the actions described below. As of the record date for the annual meeting, 49,807,238 shares of common stock were issued and outstanding, each entitled to one vote per share.

1.

The stockholders elected Bohn H. Crain, Jack Edwards, Michael Gould and Richard P. Palmieri to serve on our board of directors until the 2020 annual meeting of stockholders and their successors have been duly elected and qualified. The results of the voting are as follows:

Name	For	Against	Abstain	Broker Non-Votes
Bohn H. Crain	34,305,236	528,392	26,945	8,981,014
Jack Edwards	27,444,315	7,339,633	76,625	8,981,014
Michael Gould	34,057,804	779,626	23,143	8,981,014
Richard P. Palmieri	34,054,251	783,079	23,243	8,981,014
2.	The stockholders approved a proposal to ratify the selection of Peterson Sullivan LLP as our independent auditor for the 2020 fiscal year. The results of the voting are as follows:
For	Against	Abstain	Broker Non-Votes
43,738,686	86,104	16,797	None
3.	The stockholders approved, on an advisory basis, our executive compensation. The results of the voting are as follows:
For	Against	Abstain	Broker Non-Votes
23,491,332	10,673,425	695,816	8,981,014
4.	The stockholders approved, on an advisory basis, a frequency of holding an advisory vote on executive compensation of every year. The results of the voting are as follows:
3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
17,042,222	140,218	17,627,703	50,430	8,981,014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: November 19, 2019	By:	/s/ Todd Macomber
Todd Macomber
Senior Vice President and Chief Financial Officer